Chordiant Appoints Andy Eckert to Its Board of Directors

Chordiant Software, Inc. (NasdaqNM CHRD) today announced the appointment of R. Andrew Eckert, president and chief executive officer of Docent, Inc., to Chordiant's Board of Directors. Mr. Eckert will fill the position being vacated by Bill Ford of General Atlantic Partners, who is stepping down at the end of the quarter. Mr. Ford joined the Chordiant board in connection with the Company's 2001 merger with Prime Response in which General Atlantic was the principal shareholder. General Atlantic remains a significant shareholder in the company.

"We are delighted to welcome Andy to the Board of Directors at Chordiant," said Sam Spadafora, Chairman. "Docent provides learning solutions to Global 1000 customers with similar opportunities and challenges to those faced by Chordiant. His experience and perspectives will be a considerable asset to the Board. I would also like to take this opportunity to thank Bill for his service over the last several years to Chordiant. We are delighted that he will remain a close confidant of the Company, providing ongoing informal advice and support to the management team."

Mr. Eckert has an extensive background in operational and fiscal management. Prior to his role at Docent, he was Chairman and CEO of ADAC Laboratories, guiding the Company to significant improvements in its financial performance and in customer satisfaction. ADAC was acquired by Philips Medical Systems in December 2002. Before joining ADAC, Mr. Eckert worked in the consulting and finance industries with Goldman Sachs, Summit Partners and Marakon Associates. He holds a Bachelor of Science degree in industrial engineering and Masters in Business Administration from Stanford University. In addition, he is a board member of CardioNow, Circuit Semantics, and a Fellow of the College of Nuclear Medicine.

About Chordiant Software, Inc.

Chordiant automates the end-to-end operational business processes that enable the business from the back-office systems, existing applications and processes through to the communications with customers.

Chordiant Solutions combine straight-through service processing with your business processes for multi-channel applications in marketing, the contact center, and retail channels, including self-service. The solutions provide end-to-end, process-driven applications, encompassing a single view of the customer, delivered through a role-based desktop. The solutions integrate with existing systems and data thereby leveraging current assets. Chordiant Services enable rapid and successful implementations by reducing risk, increasing return on assets and lowering total cost of ownership.

Headquartered in Cupertino, California, Chordiant maintains offices in Boston; Chicago; Mahwah, N.J.; Manchester, N.H.; New York City; London; Paris; Amsterdam; and Munich.

Safe Harbor

This news release includes "forward-looking statements" that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words, such as "believes," "anticipates," "plans," "expects," "will," "would," "guidance," "projects" and similar expressions which are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Chordiant to differ materially from those indicated by these forward-looking statements, including, among others, potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies, the impact of perceived or actual weakening of economic conditions on customers' and prospective customers' spending on Chordiant software and services; quarterly fluctuations in Chordiant's revenues or other operating results; failure by Chordiant to meet financial expectations of analysts and investors, including failure resulting from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of Chordiant's products; customization and deployment delays or errors associated with Chordiant products; impact of long sales and implementation cycles for certain Chordiant products; reliance by Chordiant on a limited number of customers for a majority of its revenues; Chordiant's need to retain and enhance business relationships with systems integrators and other parties; Chordiant's use in its products of third-party software; activities by Chordiant and others regarding protection of intellectual property; and competitors' release of competitive products and other actions. Further information on potential factors that could affect the financial results of Chordiant are included in risks detailed from time to time in Chordiant's Securities and Exchange Commission filings, including without limitation Chordiant's Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q. These filings are available on a Web site maintained by the Securities and Exchange Commission at www.sec.gov. Chordiant does not undertake an obligation to update forward-looking or other statements in this release.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Contact:

     Chordiant Software, Inc.
     Steve Polcyn, 408/517-6282 (Investor Relations)
     steve.polcyn@chordiant.com

     Tania Kempf
     Company: FitzGerald Communications
     Title: Chordiant Media Contact
     Voice: 650-637-9600
     email: tkempf@fitzgerald.com

     Paul Burrin, 408/517-6168 (Media)
     paul.burrin@chordiant.com